Exhibit 10.15

FedEx Transportation Services Agreement

Customer Name: PERISHIP

Effective Date: See Below (“Effective Date”)

Customer, including any of its divisions, subsidiaries and affiliates, a majority (defined as 51%) of whose voting stock is directly or indirectly owned by Customer (“Customer” herein), and FedEx agree to enter into this FedEx Transportation Services Agreement (the “Agreement”) subject to the following terms and conditions.

This Pricing Agreement/Amendment hereinafter collectively refers to a Country or Territory as “Country or Countries”.

1.       Services. This Agreement specifies the terms and conditions under which FedEx agrees to provide certain transportation services (“Services”) to Customer. This Agreement shall be between Customer and the applicable FedEx operating entity (“FedEx Company”) for the applicable Service identified on the pricing attachments that are attached hereto and incorporated herein. All FedEx Companies providing Services pursuant to this Agreement are hereinafter collectively referred to as “FedEx”.

2.       Pricing. FedEx agrees to provide Services to Customer at the pricing and on the terms as set forth in the applicable pricing attachments. Each applicable FedEx Company may provide a courtesy copy of Customer’s pricing reflected as net rates (based on the applicable base rate in effect at such time) upon request. Net rate sheets are provided as a courtesy only and are not incorporated within the Agreement. The pricing and Services are provided by FedEx to Customer for Customer’s use and benefit only and may not be resold or otherwise extended (including via third party billing) to any other party without the prior written consent of FedEx. Customer agrees to ensure that the proper account number appears on the applicable air waybill or other form of shipping documentation and acknowledges that pricing will not be applied to packages that do not correctly reference the proper account number. The pricing is effective the later of the date identified above, if any, or within five business days following possession of a fully executed Agreement by FedEx’s authorized representative (“Effective Date”).

3.       Service Guide. Each shipment made with FedEx is subject to the terms and conditions of the FedEx Service Guide in effect at the time of shipment, which terms are incorporated into this Agreement by reference. “FedEx Service Guide” means, collectively, the shipment country of origin FedEx Service Guide, any applicable tariffs, local service conditions or condition of carriage, and the airbill/air waybill or Bill of Lading in effect on the date of shipment of the applicable FedEx Company (including, but not limited to, the FedEx Freight 100 Series Rules Tariff, the FedEx SmartPost terms at fedex.com/us/smartpostguide, FedEx One Rate terms available at the web address referenced in the Express pricing attachment specific to FedEx One Rate, and other service-specific terms as posted on fedex.com). FedEx reserves the right to modify the FedEx Service Guide, including a modification of the published transportation rates and/or special handling fees, surcharges, ancillary and other charges, at any time without notice. Customer is directed to the FedEx web site fedex.com for changes in the FedEx Service Guide. In the event there is a conflict between this Agreement and the FedEx Service Guide, the provisions of this Agreement control.

Agreement Number: 714571412-101

Version Number: 01

4.       Payment Terms. Payment is due at the time Services are rendered. FedEx may, however, extend credit privileges. The invoice date begins the credit term cycle, and payment is due within the number of days specified on the pricing attachments from the invoice date. However, invoices for duties and taxes are payable on receipt, unless a specific credit term for payment of duties and taxes is otherwise set forth on the applicable pricing attachment(s). Customer agrees that remaining current on all payables is a condition to the extension of credit and pricing. Failure to comply with payment terms may result in denial of credit or removal of applicable pricing, in FedEx sole discretion.

5.       Automation. Customer agrees that all shipping locations will use a FedEx online or FedEx compatible shipping solution that is approved and authorized by FedEx, and an agreement for the placement or use of any such shipping solution shall be accepted prior to such use.

6.       Confidentiality. Both FedEx and Customer agree that the terms of this Agreement, including the pricing, are confidential and shall be held in strict confidence by both parties and may not be disclosed unless required by law. Customer agrees not to post or publicly display the terms or the pricing. FedEx and Customer also agree that any discussions or negotiations regarding the pricing or any changes thereto (including but not limited to future pricing offerings) are also confidential and are subject to this provision of confidentiality. Notwithstanding the foregoing, disclosure by FedEx to any of its subsidiaries, affiliates, related entities, subcontractors, agents and/or representatives is permitted without notice or consent. Furthermore, disclosure by Customer of this Agreement or any terms to any third party without consent by FedEx and execution of a mutually agreeable non-disclosure agreement between FedEx and such third party shall be considered a breach by Customer.

7.       Term. This Agreement commences on the Effective Date and continues until expired or terminated by either party.

8.       Termination. Either party may terminate this Agreement immediately upon notice due to the other party’s noncompliance with its terms. Either party may terminate this Agreement at any time without cause and without penalty unless otherwise stated in the Agreement or the pricing attachment, upon 30 days’ prior written notice to the other party.

9.       Prior Agreements. This Agreement supersedes all pricing agreements and addenda, if any, between FedEx and Customer for the Services, package types, and Customer account numbers covered by this Agreement and identified on the respective pricing attachments.

10.      No Modifications. Any alterations to this document by either party will render it null and void. Any failure by FedEx or Customer to enforce or apply a provision of these Conditions does not constitute a waiver of that provision and does not otherwise impair FedEx’s right to enforce such provision.

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Agreement Number: 714571412-101

Version Number: 01

11.       Restricted Commodities. This Agreement does not provide for the shipment of alcohol or other items and conditions that may be prohibited or restricted by law or by the FedEx Service Guide. Such commodities may require a separate agreement.

12.       Electronic Storage. Either party may copy this completed Agreement for electronic storage in a non-editable format, at which time the paper form of this Agreement may be destroyed. Customer and FedEx each agree that following the electronic storage of this Agreement, any hard copy printout of that electronically stored information will constitute an original of this Agreement.

13.       Representation of Authority. Each of the parties represents and warrants to the other that this Agreement is valid and legally binding and has been executed by an authorized representative. Nothing contained herein shall be construed as creating any joint or joint and several liability among the FedEx Companies.

14.       Severability. If any of the provisions of this Agreement are found by a court or any other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall remain and continue in full force and effect.

15.       Assignment. Neither the rights nor the duties of either party under this Agreement may be voluntarily assigned or delegated without the prior written consent of the other party, except that FedEx may assign all or any part of its rights and delegate its duties under this Agreement to a directly or indirectly owned subsidiary or affiliate of FedEx Corporation. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

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Agreement Number: 714571412-101

Version Number: 01

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the last date provided below:

Any alterations to this document, including but not limited to handwritten changes, by either party are null and void.

PERISHIP (“Customer”)

On behalf of, each as applicable,

and their affiliates and subsidiaries,
Federal Express Corporation,

FedEx Ground Package System, Inc., and FedEx Freight, Inc. (collectively “FedEx”)
by their agent FedEx Corporate Services, Inc.

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

Employee No.:

The above mentioned offer expires if not signed by August 03, 2020.

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